                                             EXHIBIT 24.1


                                POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, S3 Incorporated, a Delaware corporation (the "Corporation"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, a Registration Statement on Form S-8 (and amendments thereto, including post-effective amendments); and

     WHEREAS, the undersigned is an officer or director, or both, of the Corporation;

     NOW, THEREFORE, the undersigned hereby constitutes and appoints GARY J. JOHNSON his attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign the aforementioned Registration Statement (and any and all amendments thereto, including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do and cause to be done in virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 21st day of March, 1997.


                                           /s/  DALE R. LINDLY
                                           ---------------------------
                                                Dale R. Lindly